EXHIBIT 99

Storage Area Networks Announces Letter of Intent to Combine
With ITIS Services

Castle Rock, CO - October 10, 2001: SAN Holdings Inc. (OTC - SANZ), a leading provider of integrated data storage solutions, and privately-held ITIS Services, also a provider of “best of breed” integrated storage solutions and services, today announced that they have signed a letter of intent that covers a formal business combination between the two companies. Under the terms of the agreements, ITIS Services will become a wholly-owned subsidiary of San Holdings Inc. ITIS Services is a storage solution provider that delivers design, deployment and support of high-performance storage networking solutions to a client base that includes some of the nation’s largest financial services, healthcare and technology companies. The company is known for its innovative approach to storage networking founded on a vendor-independent tiered architecture. By classifying storage resources by performance, scalability, availability and cost, ITIS carefully matches storage to application needs, delivering multi-vendor, heterogeneous solutions that dramatically reduce the cost of storage networking. ITIS Services has earned a reputation for intelligent systems design, rapid implementation, exemplary client service and unsurpassed industry knowledge.

Founded in 1998, ITIS has been recognized as one of the fastest growing data storage consulting and integration firms in the Northeast United States with a current revenue run rate of approximately $16million annually. The company maintains offices in Connecticut and Massachusetts, and its sales are concentrated in the region stretching from New Jersey to the Canadian border.

John Jenkins, CEO of SANZ said “The business models of SANZ and ITIS are nearly identical at the foundation level, which will make for easy integration of the businesses. We expect that the specific strategies and operations of the two companies will be highly complimentary. As one important example, we plan to immediately apply SANZ’s experience in Federal Government markets to the ITIS regional geographic base. In parallel, the ITIS operations base in Connecticut will provide much improved depth of technical support to the SANZ commercial and Federal client base on the East coast. Given the two companies’ demonstrated growth in the face of current difficult market conditions, and the ready opportunities for improved operating efficiencies, we expect strong revenue and margin gains from the combined operations in 2002. Fred Busk, President of ITIS added “We are delighted to team up with SANZ. The consistency of vision and complementary skills of ITIS and SANZ will help the combined company achieve success far beyond what would be possible for either independently. The broader geographic reach of the combined organization will enable us to provide greater value to our clients, many of whom are national or international in scope, as well as greater value to our vendor business partners” The terms of the Letter of Intent were not disclosed. The closing of the transaction is subject to the execution of a definitive agreement between the parties, approval by their respective Boards, and the satisfactory completion of due diligence and other conditions. The Letter of Intent expires on November 15, 2001, by which time the parties expect to have reached a definitive agreement.

SANZ’s plan to enter into this combination with ITIS is consistent with earlier statements by SANZ’ CEO John Jenkins, and the views of ITIS executive management regarding the potential for growth through acquisition or combination with other similar businesses. SANZ’s management also continues to evaluate the possible acquisition of certain operations of Global Technology Resources, Inc., as announced by SANZ in August 2001.

ABOUT SANZ

STORAGE AREA NETWORKS is a total data storage management solutions business with operations located in Colorado, Arizona, Ohio, Virginia, New York and Washington DC. For more Investor Relations information contact Patrick Sutton of Liolios Group, 949-574-3860, pat@liolios.com. For other information, please contact Holly Burlage of Storage Area Networks, 303-297-9656 or email at hburlage@sanz-inc.com.

ABOUT ITIS Services

ITIS Services, LLC is a leading consulting and integration firm exclusively focused on storage networking, with offices in Norwalk, Connecticut and Boston, Massachusetts. For more information, please contact Hugh O’Reilly at (203) 838-9888 or horeilly@itisservices.com.

FORWARD-LOOKING STATEMENTS

Certain information and statements included in this release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the results, performance, or achievements of the company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements.